UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported June 7, 2010): June 10, 2010

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-13508	63-0661573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Colonial Bank Blvd.

Montgomery, Alabama 36117

(Address of principal executive offices)

(334) 676-5000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On June 7, 2010, Colonial Brokerage, Inc. (the Subsidiary), a Delaware corporation and a wholly owned subsidiary of The Colonial BancGroup, Inc. (the Registrant) filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code (the Colonial Brokerage Petition). The Colonial Brokerage Petition was filed in the United States Bankruptcy Court for the Middle District of Alabama, Northern Division, Case No. 10-31511. The date jurisdiction was assumed is June 7, 2010. The bankruptcy trustee responsible for the liquidation of the business through the bankruptcy case is Susan S. DePaola and the date of her appointment was June 8, 2010.

As previously disclosed on a Form 8-K filed on August 26, 2009, the Registrant filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Middle District of Alabama, Northern Division on August 25, 2009. The Registrant’s petition followed the appointment by the Alabama State Banking Department of the Federal Deposit Insurance Corporation as receiver of Colonial Bank, the Registrant’s wholly owned subsidiary and primary asset, on August 14, 2009, which was disclosed on a Form 8-K filed on August 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC

By	/S/ SIMUEL SIPPIAL JR.
Simuel Sippial, Jr.
Chairman

Date: June 10, 2010